UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 14, 2017

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

001-37845	91-1144442
(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On March 14, 2017, Microsoft Corporation (“Microsoft”) issued a press release to announce that the Microsoft Board of Directors appointed Reid Hoffman to the Microsoft Board of Directors, effective immediately. Mr. Hoffman, age 49, is a partner at Greylock Partners and a co-founder of LinkedIn. Mr. Hoffman will serve on the Regulatory and Public Policy Committee of the Board.

Mr. Hoffman will receive the same compensation as other non-employee Microsoft directors as described in the Microsoft 2016 Proxy Statement under “Director compensation.”

There is no arrangement or understanding between Mr. Hoffman and any other persons pursuant to which he was selected as a director. Mr. Hoffman has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Hoffman and Microsoft have entered into the standard Microsoft director indemnification agreement, whereby Microsoft agrees to indemnify, defend and hold its directors harmless from and against losses and expenses incurred as a result of their board service, subject to the terms and conditions provided in the agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Microsoft Corporation dated March 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION
(Registrant)

Date: March 14, 2017	/s/ JOHN A. SEETHOFF
John A. Seethoff Secretary

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press release dated March 14, 2017